EXHIBIT 99.1

Annexed hereto is the Agreement and Plan of Merger, dated November 16, 2004, by and among EC Power, Inc., EC Power Acquisition Corp. and FBC Technologies, Inc. The schedules to the Agreement are available upon request.

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                          AGREEMENT AND PLAN OF MERGER


                                  By and Among


                                 EC Power, Inc.,

                           EC Power Acquisition Corp.,

                           and FBC Technologies, Inc.


                          Dated as of November 16, 2004

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                                                     TABLE OF CONTENTS

                                                                            Page

ARTICLE I.       THE MERGER....................................................1
         1.1.    The Merger....................................................1
         1.2.    Effective Time; Closing.......................................2
         1.3.    Effect of the Merger..........................................2
         1.4.    Certificate of Incorporation; Bylaws..........................2
         1.5.    Directors and Officers........................................2
         1.6.    Effect on Capital Stock.......................................2
         1.7.    Dissenting Shares.............................................3
         1.8.    Surrender and Payment.........................................4
         1.9.    Lost, Stolen or Destroyed Certificates........................5
         1.10.   Taking of Necessary Action; Further Action....................5

ARTICLE II.      REPRESENTATIONS AND WARRANTIES OF FBC.........................5
         2.1.    Organization and Qualification; Subsidiaries..................5
         2.2.    Certificate of Incorporation and Bylaws.......................5
         2.3.    FBC Capital Structure.........................................6
         2.4.    Obligations with Respect to Capital Stock.....................6
         2.5.    Authority Relative to this Agreement..........................6
         2.6.    No Conflicts, Required Filings and Consents...................7
         2.7.    Financial Statements..........................................7
         2.8.    No Undisclosed Liabilities....................................8
         2.9.    Absence of Certain Changes or Events..........................8
         2.10.   Absence of Litigation.........................................8
         2.11.   Employee Benefit Plans........................................9
         2.12.   Labor Matters................................................10
         2.13.   Taxes........................................................11
         2.14.   Intellectual Property........................................11
         2.15.   Compliance; Permits; Restrictions............................14
         2.16.   Agreements, Contracts and Commitments........................14
         2.17.   Title to Properties; Absence of Liens and Encumbrances.......15
         2.18.   Environmental Matters........................................15
         2.19.   Change of Control Payments...................................16
         2.20.   [INTENTIONALLY DELETED]......................................16
         2.21.   Books and Records............................................16
         2.22.   Improper Payments............................................16
         2.23.   Disclosure...................................................16
         2.24.   Condition and Sufficiency of Assets..........................16
         2.25.   Brokers......................................................16
         2.26.   Consent of FBC Stockholders..................................17
         2.27.   Title to Shares..............................................17
         2.28.   Exchange Act Representations.................................17
         2.29.   FBC Stockholder Representations..............................17


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ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF EC POWER AND NEWCO.........17
         3.1.    Organization and Qualification; Organizational Documents.....17
         3.2.    Certificate of Incorporation and Bylaws......................18
         3.3.    Capitalization...............................................18
         3.4.    Obligations with Respect to Capital Stock....................18
         3.5.    Authority Relative to this Agreement.........................19
         3.6.    No Conflict, Required Filings and Consents...................19
         3.7.    Financial Statements.........................................20
         3.8.    No Undisclosed Liabilities...................................20
         3.9.    Absence of Certain Changes or Events.........................21
         3.10.   Absence of Litigation........................................21
         3.11.   Taxes........................................................21
         3.12.   Brokers......................................................22
         3.13.   Compliance; Permits; Restrictions............................22
         3.14.   Agreements, Contracts and Commitments........................23
         3.15.   Title to Properties; Absence of Liens and Encumbrances.......23
         3.16.   [INTENTIONALLY DELETED]......................................24
         3.17.   Books and Records............................................24
         3.18.   Improper Payments............................................24
         3.19.   Employee Benefit Plans.......................................24
         3.20.   Labor Matters................................................26
         3.21.   Intellectual Property........................................26
         3.22.   Disclosure...................................................28
         3.23.   Condition and Sufficiency of Assets..........................28
         3.24.   Brokers......................................................28

ARTICLE IV.      COVENANTS OF EC POWER........................................28
         4.1.    Exchange Act Covenant........................................28
         4.2.    EC Power Financial Obligations...............................29
         4.3.    Board Seats..................................................29
         4.4.    Registration Rights..........................................29

ARTICLE V.       CONDITIONS PRECEDENT.........................................30
         5.1.    Obligations of EC Power......................................30
         5.2.    Obligations of FBC...........................................30

ARTICLE VI.      CLOSING DELIVERIES...........................................31
         6.1.    Deliveries of FBC............................................31
         6.2.    The EC Power Parties' Deliveries.............................31

ARTICLE VII.     INDEMNIFICATION..............................................32
         7.1.    Indemnification by FBC.......................................32
         7.2.    Indemnification by EC Power..................................32
         7.3.    No Impact from Investigation.................................32


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ARTICLE VIII.    FURTHER PROVISIONS REGARDING INDEMNIFICATION.................32
         8.1.    Survival.....................................................32
         8.2.    Limitations..................................................33

ARTICLE IX.      MISCELLANEOUS................................................33
         9.1.    Notices......................................................33
         9.2.    Entire Agreement.............................................34
         9.3.    Successors; Assignment.......................................35
         9.4.    Further Assurances...........................................35
         9.5.    Headings.....................................................35
         9.6.    Disclosure Schedules.........................................35
         9.7.    Waiver.......................................................35
         9.8.    Severability.................................................36
         9.9.    Governing Law and Consent to Jurisdiction....................36
         9.10.   Counterparts.................................................36
         9.11.   Definition of Knowledge......................................36
         9.12.   No Third-Party Beneficiaries.................................36
         9.13.   Expenses.....................................................36

Exhibits
--------

Exhibit A    Warrantholder Warrant Agreement

Exhibit B    FBC Guaranties

Exhibit C    Guarantor Warrant Agreement

Exhibit D    FBC Debt Obligations

Exhibit E    Preferred Stock Terms

Exhibit F    Registration Rights Agreement


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            This AGREEMENT AND PLAN OF MERGER, dated as of November 16, 2004
(this "Agreement"), is by and among EC Power, Inc., a Delaware corporation ("EC Power"), EC Power Acquisition Corp., a New York corporation and a wholly-owned subsidiary of EC Power ("Newco" and, together with EC Power, the "EC Power Parties"), and FBC Technologies, Inc., a New York corporation ("FBC").

                                    RECITALS

            WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and the New York Business Corporation Law ("New York Law"), EC Power, Newco and FBC intend to enter into a business combination transaction;

            WHEREAS, the Board of Directors of FBC (i) has determined that the Merger (as defined below) is fair to, and in the best interest of, FBC and the FBC stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

            WHEREAS, the FBC stockholders have approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and

            WHEREAS, the Board of Directors of each of the EC Power Parties (i) has determined that the Merger is fair to, and in the best interest of, the EC Power Parties and their respective stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, EC Power, Newco and FBC hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

            1.1. The Merger. At the Effective Time (as defined in Section 1.2(a)) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law and New York Law, Newco shall be merged with and into FBC (the "Merger"), the separate corporate existence of Newco shall cease, and FBC shall continue as the surviving corporation. FBC, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." The parties intend that, for federal income tax purposes, the Merger shall constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

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            1.2. Effective Time; Closing.

            (a) As promptly as practicable after the Closing (as defined in Section 1.2(b)), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of New York (the "Certificate of Merger"), in such form as required by, and executed in accordance with the relevant provisions of, New York Law. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger becomes effective under New York Law.

            (b) The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, at 10:00 a.m. on November 16, 2004, or at such other location, time and date as may be agreed by the parties (the "Closing Date"). At the Closing, each of EC Power, Inc., EC Power Acquisition Corp., and FBC Technologies, Inc. shall deliver the agreements, certificates and other documents required to be delivered and which have not been delivered prior to Closing.

            1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers, franchises and property of Newco and FBC shall vest in the Surviving Corporation, and all restrictions, disabilities, duties, debts and liabilities of Newco and FBC shall become the restrictions, disabilities, duties, debts and liabilities of the Surviving Corporation.

            1.4. Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation and the Bylaws of FBC shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended.

            1.5. Directors and Officers. The directors and officers of FBC immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and has qualified.

            1.6. Effect on Capital Stock.

            (a) Conversion of FBC Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of either Newco, FBC or the holders of any common stock, par value $.01 per share, of FBC ("FBC Common Stock"), each share of FBC Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of FBC Common Stock to be canceled pursuant to Section 1.6(b) and Dissenting Shares (as defined in Section 1.7(a) and, together with shares of FBC Common Stock to be canceled pursuant to Section 1.6(b), the "Excluded Shares"), will be canceled and extinguished and automatically converted (subject to Section 1.6(d)) into the number of shares of validly issued, fully paid and nonassessable common stock, par value $.001 per share, of EC Power (the "EC Power Common Stock"), equal to (i) one million (1,000,000), which number constitutes approximately 5.8% of the issued and outstanding shares of EC Power Common Stock and preferred stock, on a fully


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converted basis, immediately after the Effective Time (the "Merger
Consideration") divided by (ii) the total number of shares of FBC Common Stock (but excluding Excluded Shares and any unexercised options or warrants) which are issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided, however, that the Merger Consideration is subject to adjustment pursuant to Section 1.7. In addition to the Merger Consideration, the FBC warrantholders set forth on Schedule 1.6(a) will also receive five-year warrants, with the terms set forth in the form of Warrant Agreement annexed hereto as Exhibit A (the "Warrantholder Warrant Agreement"), each warrant agreement will entitle such holder to purchase a number of shares of EC Power Common Stock as set forth on Section 1.6(a) of the FBC Disclosure Schedules (as hereinafter defined). The per share exercise price for such warrants shall be the lesser of (i) Four Dollars and Fifty Five Cents ($4.55) and (ii) eighty five percent (85%) of the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the relevant warrant is exercised; provided, however, that in no event will the per share exercise price for such warrant be below (i) $2.00 if such warrant is exercised prior to November 16, 2005 or (ii) $3.00 if such warrant is exercised at any time thereafter until such warrant expires.

            (b) Cancellation of Company-Owned Stock. Each share of FBC Common Stock held by FBC immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (c) Capital Stock of Newco. Each share of common stock, par value $0.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of FBC Common Stock. Each stock certificate of Newco evidencing ownership of any such shares shall evidence ownership of such shares of FBC Common Stock.

            (d) Fractional Shares. No fraction of a share of EC Power Common Stock shall be issued by virtue of the Merger, but in lieu thereof each holder of a share of FBC Common Stock who would otherwise be entitled to a fraction of a share of EC Power Common Stock (after aggregating all fractional shares of EC Power Common Stock that otherwise would be received by such holder) shall receive from EC Power an amount of cash (rounded to the nearest whole cent) equal to such fraction multiplied by the greater of (i) the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the Closing Date and (ii) $1.00.

            (e) All Other Capital Stock of FBC. All other capital stock of FBC shall be canceled and retired and shall cease to exist, and no consideration shall be issued or delivered in exchange therefor.

            1.7. Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of FBC Common Stock held by a holder who has demanded and perfected his right to appraisal of such shares in accordance with New York Law and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive shares of EC Power Common Stock pursuant to Section 1.6(a), but the holder thereof shall only be entitled to such rights as are granted by New York Law. In the event that a holder of FBC Common Stock makes a demand under Section 623 of the New York Law, the Merger Consideration shall be reduced by the number of shares of EC Power Common Stock which otherwise would have been issued to such holder.


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            (b) Notwithstanding the provisions of Section 1.7(a), if any holder of shares of FBC Common Stock who demands appraisal of such shares under New York Law effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares of FBC Common Stock shall automatically be converted into and represent only the right to receive shares of EC Power Common Stock, upon surrender of the certificate or certificates representing such shares of FBC Common Stock.

            (c) FBC shall give EC Power (i) prompt notice of any written notices and demands under Section 623 of the New York Law with respect to any shares of capital stock of FBC, any withdrawal of any such demands and any other instruments served pursuant to New York Law and received by FBC and (ii) the right to participate in all negotiations and proceedings concerning any demands under Section 623 with respect to any shares of capital stock of FBC. FBC shall cooperate with EC Power concerning, and shall not, without the prior written consent of EC Power, voluntarily make any payment with respect to, offer to settle or settle any such demands.

            1.8. Surrender and Payment.

            (a) The FBC stockholders shall surrender the certificates therefor as soon as practicable after the Effective Time, and EC Power shall deliver the Warrantholder Warrant Agreements issued to such FBC stockholders as soon as practicable after the Effective Time. The Merger Consideration and the Warrantholder Warrant Agreements delivered upon the surrender for exchange of the shares of FBC Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares or warrants, as the case may be, and after the Effective Time, there shall be no further registration or transfers of shares of FBC Common Stock that were outstanding prior to the Closing Date. If after the Effective Time certificates which immediately prior to the Effective Time represented outstanding shares of FBC Common Stock (the "Certificates") are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

            (b) If certificates for shares of EC Power Common Stock are to be issued in the name of a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of the issuance thereof that the Certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange has paid to EC Power or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of EC Power Common Stock in the name of a person other than the registered holder of the Certificate surrendered or has established to the satisfaction of EC Power or any agent designated by it that such tax either has been paid or is not applicable.

            1.9. Lost, Stolen or Destroyed Certificates. If any Certificates have been lost, stolen or destroyed, EC Power shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration.


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

            1.10. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of FBC and Newco, the officers and directors of FBC and Newco are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action. EC Power shall cause Newco to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                   ARTICLE II.

                      REPRESENTATIONS AND WARRANTIES OF FBC

            Except as disclosed in the disclosure schedules delivered by FBC to EC Power prior to or concurrently with the execution and delivery of this Agreement (the "FBC Disclosure Schedules"), FBC hereby represents and warrants to EC Power as follows:

            2.1. Organization and Qualification; Subsidiaries. FBC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and as currently proposed to be conducted. FBC is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for any failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of FBC, or on the ability of the parties to consummate the transactions contemplated by this Agreement (an "FBC Material Adverse Effect"). Except as set forth in Section 2.1 of the FBC Disclosure Schedules, FBC does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. FBC has no subsidiaries.

            2.2. Certificate of Incorporation and Bylaws. FBC has furnished to EC Power a complete and correct copy of its Certificate of Incorporation (certified by the Secretary of State of the State of New York) and Bylaws, as amended to date. Such Certificate of Incorporation and Bylaws of FBC are in full force and effect. FBC is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

            2.3. FBC Capital Structure. The authorized capital stock of FBC consists of 25,000,000 shares of FBC Common Stock, of which there are 2,746,179 shares issued and outstanding as of the date hereof. All of the outstanding shares of FBC Common Stock are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 2.3 of the FBC Disclosure Schedules, are not subject to preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws of FBC or any agreement or document to which FBC is a party or by which it is bound. As of the date of this Agreement there are no shares of FBC Common Stock held in treasury by FBC.


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            2.4. Obligations with Respect to Capital Stock. Except as set forth in Section 2.4 of the FBC Disclosure Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of FBC, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding that will not be cancelled in exchange for warrants of EC Power at Closing. Except as set forth in Section 2.4 of the FBC Disclosure Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character (contingent or otherwise) to which FBC is a party or by which it is bound obligating FBC to (i) issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of FBC; (ii) grant, extend, accelerate the vesting of or enter into any subscription, option, warrant, equity security, call, right, commitment or agreement of the type described in clause (i); or
(iii) provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity. As of the date of this Agreement, there is no voting trust, proxy or other agreement or understanding to which FBC or any FBC Stockholder is a party or by which he, she or it is bound with respect to any equity security of any class of FBC and no person or entity has any right to cause FBC to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any securities of FBC.

            2.5. Authority Relative to this Agreement.

            (a) FBC has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, as well as all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by FBC in connection herewith (collectively, with this Agreement, the "FBC Documents"). The execution and delivery of this Agreement by FBC has been and, as of the Closing Date, the consummation by FBC of the transactions contemplated hereby will be duly and validly authorized by all necessary action on the part of FBC, and no other proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except for the filing of the Certificate of Merger pursuant to New York Law. Each of the FBC Documents to which FBC or the FBC stockholders are, or will be, a party has been, or will be, duly and validly executed and delivered by FBC and the FBC stockholders, and, assuming the due authorization, execution and delivery of the FBC Documents by EC Power and/or Newco, as applicable, is (or when executed and delivered will be) the legal, valid and binding obligation of FBC and the FBC stockholders, enforceable against FBC and the FBC stockholders in accordance with its terms.

            (b) The Board of Directors of FBC (including any required committee or subgroup of the Board of Directors of FBC) at a meeting duly called at which all members were present or by unanimous written consent as permitted by New York Law has (A) unanimously declared that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, FBC and its stockholders; (B) authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby; and (C) determined to recommend that the stockholders of FBC approve and adopt this Agreement and approve the Merger. None of the aforesaid actions by the Board of Directors of FBC has been amended, rescinded or modified.


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            2.6. No Conflicts, Required Filings and Consents.

            (a) The execution and delivery of this Agreement by FBC do not, and the performance of this Agreement by FBC will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of FBC; (ii) subject to compliance with the requirements set forth in Section 2.6(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to FBC or by which FBC or any of its respective properties is bound or affected; or (iii) except as set forth in Section 2.6 of the FBC Disclosure Schedules, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair FBC's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a claim, charge, lien, encumbrance, security interest, pledge or rights of others of any kind (collectively, an "Encumbrance") on any of the properties or assets of FBC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which FBC is a party or by which FBC or any of its respective properties is bound or affected, except, in the case of clauses (ii) and (iii), for such breaches, violations or defaults that could not reasonably be expected to have an FBC Material Adverse Effect.

            (b) The execution and delivery of this Agreement by FBC does not, and the performance of this Agreement by FBC will not, require any consent, approval, authorization or permit of, or declaration, registration or filing with or notification to, any court, tribunal, self-regulatory organization, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity") except (i) such consents, approvals, orders, authorizations, registrations, declarations, filings and notifications as may be required under applicable federal and state securities (or related) laws and (ii) the filing of the Certificate of Merger pursuant to New York Law and (iii) such consents, approvals, orders, authorizations, filings, registrations, declarations and notifications which, if not obtained or made, would not prevent or delay consummation of the Merger or otherwise prevent FBC from performing its obligations under this Agreement.

            2.7. Financial Statements. FBC has delivered to EC Power (i) the unaudited balance sheet of FBC as of December 31, 2003, and the related statements of income and retained earnings and cash flows of FBC for the period then ended and (ii) the unaudited balance sheets of FBC as of March 31, 2004, June 30, 2004 and September 30, 2004, and the related statements of income and retained earnings and cash flows of FBC for the period then ended (collectively the "FBC Financial Statements") Except as disclosed in Section 2.7 of the FBC Disclosure Schedules, the FBC Financial Statements are in accordance with the books and records of FBC, and reflect accurately in all material respects the financial position and results of operations of FBC as at the dates and for the periods indicated, in each case in accordance with United States generally accepted accounting principles, applied on a consistent basis ("GAAP"). Except as disclosed in Section 2.7 of the FBC Disclosure Schedules, the FBC Financial Statements do not omit any material transactions involving FBC as at the dates and for the periods indicated.


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            2.8. No Undisclosed Liabilities. Except as is disclosed in the FBC
Financial Statements, FBC has no liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, operations or financial condition of FBC, except liabilities (i) adequately provided for in the unaudited balance sheet as of September 30, 2004, included in the Unaudited Financial Statements (the "FBC Balance Sheet"), (ii) incurred since the date of the FBC Balance Sheet in the ordinary course of business and consistent with past practice and (iii) incurred in connection with the transactions contemplated by this Agreement. FBC does not know of any basis for the assertion against FBC of any other liability or loss contingency for which a reserve would be required to be disclosed in the FBC Financial Statements, in accordance with GAAP.

            2.9. Absence of Certain Changes or Events. Except as set forth in
Section 2.9 of the FBC Disclosure Schedules, since September 30, 2004, FBC has conducted its business in the ordinary course and there has not occurred: (i) any FBC Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of any of FBC's capital stock, or any purchase, redemption or other acquisition by FBC of any of its capital stock or any other securities of FBC,
(iii) any split, combination or reclassification of any of FBC's capital stock,
(iv) any amendments or changes in the Certificate of Incorporation or Bylaws of FBC, (v) any change by FBC in its accounting methods, principles or practices except as required by GAAP, (vi) any revaluation by FBC of any of its assets or
(vii) any sale or transfer of a material amount of assets of FBC.

            2.10. Absence of Litigation. Section 2.10 of the FBC Disclosure Schedules contains a complete and correct list of all actions, suits, proceedings, claims or investigations pending or, to the knowledge of FBC, threatened before any Governmental Entity against FBC or any of its assets or against any of FBC's officers, directors or employees in their capacities as officers, directors or employees of FBC. Except as set forth in Section 2.10 of the FBC Disclosure Schedules, neither FBC nor any of FBC's officers, directors or employees in his or her capacity as an officer, director or employee of FBC is a party to or, to the knowledge of FBC, subject to any judgment, order, decree or other direction of, or stipulation with, any Governmental Entity. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of FBC, threatened against FBC or any of the stockholders of FBC that seek to prevent or challenge, or seek damages in connection with, the transactions contemplated by any of the FBC Documents or otherwise arising out of or in any way related to any of the FBC Documents.

            2.11. Employee Benefit Plans.

            (a) Except as disclosed on Section 2.11 of the FBC Disclosure Schedules, neither FBC nor any entity that would be deemed a "single employer" with FBC under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate"), maintains, sponsors, contributes to, or has or has had an obligation to, or otherwise participated in or participates in, or in any way, directly or indirectly, has or has had any liability with respect to, any

"employee benefit plan," as defined in Section 3(3) of ERISA, or any other bonus, profit sharing, pension, deferred compensation, incentive, stock option, fringe benefit, health, welfare, change in control, severance or other similar plan, policy, or arrangement, whether written or unwritten, insured or self insured (each, a "Plan"). None of FBC, any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in, or in any way, directly or indirectly, has any liability with respect to, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multi-employer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA). Except as disclosed on Section 2.11 of the FBC Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not give rise to any liability of FBC for severance pay or termination pay or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, stockholder or beneficiary of FBC (whether current, former or retired) or their beneficiaries solely by reason of such transactions or by reason of a termination of employment following such transactions. Section 2.11 of the FBC Disclosure Schedules contains a list of all Plans. A copy of each such Plan has previously been delivered by FBC to EC Power. No event, condition or circumstance exists that will prevent the amendment or termination of any Plan.

            (b) With respect to each of the Plans required to be listed in
Section 2.11 of the FBC Disclosure Schedules:

                  (i) each Plan intended to qualify under Section 401(a) of the Code is qualified and has received a determination letter from the Internal Revenue Service (the "IRS") to the effect that the Plan is qualified under
Section 401 of the Code, any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and to the knowledge of FBC, nothing has occurred or is expected to occur through the Effective Time that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

                  (ii) all payments required by any Plan, any collective bargaining agreement or other agreement or by law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all periods through the Effective Time shall have been made prior to the Effective Time (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by FBC, as applicable, by full accruals as if all targets required by such Plan had been or will be met at maximum levels on its financial statements;

                  (iii) no claim, lawsuit, arbitration or other action (other than non-material or routine claims for benefits and appeals of such claims) has been asserted or instituted, or to the knowledge of FBC, threatened or anticipated against any Plan, any trustee or fiduciaries thereof, FBC, any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any Plan;

                  (iv) each Plan complies in all material respects and has been maintained and administered at all times in all material respects in accordance with its terms and all applicable laws, rules and regulations, including, without limitation, ERISA and the Code;

                  (v) to the knowledge of FBC, no "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to each Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction");

                  (vi) no Plan is under audit or to the knowledge of FBC, investigation by the IRS, Department of Labor or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any material tax or penalty; and

                  (vii) with respect to each Plan that is funded mostly or partially through an insurance policy, neither FBC nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Effective Time.

            (c) Neither FBC nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee. Neither FBC nor any ERISA Affiliate has any unfunded liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

            2.12. Labor Matters. FBC is not a party to a collective bargaining agreement and does not know of any efforts within the last three years to attempt to organize FBC's employees, and no strike or labor dispute involving FBC has occurred during the last three years or, to the knowledge of FBC, is threatened. To the knowledge of FBC, no key employee of FBC has indicated that he or she is considering terminating his or her employment. FBC has complied in all material respects with all applicable wage and hour, equal employment, safety and other legal requirements relating to its employees.

            2.13. Taxes. Except as disclosed in Section 2.13 of the FBC Disclosure Schedules: (A) FBC does not have any obligation or liability (whether fixed or contingent) for any tax that has accrued, is due and owing, or has been assessed by any federal, state, local or foreign taxing authority or any municipality, subdivision, agency or instrumentality thereof, or any other taxing authority in excess of the applicable reserves therefor shown on the FBC Balance Sheet; (B) there are no actions, proceedings, audits, examinations or investigations pending against FBC or, to the knowledge of FBC, threatened against FBC with respect to the assessment or collection of any taxes; (C) FBC has timely and properly filed all federal, foreign, state, local and other tax returns and reports which are required to be filed by it; (D) all such tax returns were true, correct and complete in all material respects, and all taxes, interest and penalties due and payable as shown on such returns or claimed to be due by any taxing authority have been timely paid; (E) all unpaid federal, foreign, state, local and other taxes, fees, assessments, duties and other similar governmental charges payable by FBC or which will, with the passage of time, become payable by FBC (including interest and penalties), whether or not disputed, with respect to any period or a portion thereof ending at, on or prior to and including March 31, 2004, have been adequately reserved against in accordance with GAAP on the face of the FBC Balance Sheet; (F) there are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of FBC or audits, examinations or claims now pending or matters under discussion with any taxing authority in respect of any tax of FBC; (G) FBC has not at any time consented to have the provisions of
Section 341(f)(2) of the Code apply to it; (H) all taxes required to be collected or withheld by FBC have been duly collected or withheld and any such amounts that were required to be remitted to any taxing authority have been duly remitted; (I) there are no closing agreements or changes of accounting method and, to the knowledge of FBC, there are no tax rulings or requests for rulings relating to FBC that could affect its tax liability for any period after the Effective Time; and (J) FBC is not a party to any tax allocation or sharing agreement and has not been a member of an Affiliated Group, as defined in
Section 1504(a) of the Code (or any similar provision of state, local or foreign law), filing a consolidated federal income tax return, and has no liability for the taxes of another person under Reg. 1.1502-6 (or similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise. Except as disclosed in Section 2.13 of the FBC Disclosure Schedules, FBC has not used any of the following methods of accounting: installment, completed contract, or long-term contract. For purposes of this Agreement, "tax" or "taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges and including, without limitation, income, gross receipts, ad valorem, value added, excise, real and personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, occupation and other governmental taxes imposed or payable to the United States, or any state, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax.

            2.14. Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (collectively, the "Trademarks");
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

            "FBC Intellectual Property" means any Intellectual Property, including, without limitation, all Registered Intellectual Property, that is owned by, or exclusively licensed to, FBC that is material to the conduct of the business of FBC.

            "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

            "FBC Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, FBC.

            (a) EC Power has had the opportunity to review the FBC Registered Intellectual Property, including all contracts, licenses and agreements to which FBC is a party (i) with respect to any FBC Intellectual Property licensed or transferred to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to FBC.

            (b) No FBC Intellectual Property owned or developed by FBC or product or service of FBC is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation of any Governmental Entity restricting in any manner the use, transfer, or licensing thereof by FBC, or which may affect the validity, use or enforceability of such FBC Intellectual Property.

            (c) All necessary registration, maintenance and renewal fees currently due in connection with the FBC Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such FBC Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such FBC Intellectual Property.

            (d) FBC owns and has good and exclusive title to, or has joint ownership or license (to the knowledge of FBC, sufficient for the conduct of its business as currently conducted) to, each item of the FBC Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions); and FBC is the exclusive owner of all Trademarks currently used in connection with the operation or conduct of the business of FBC, including the sale of any products or the provision of any services by FBC.

            (e) FBC owns, and has good title to, or has valid licenses sufficient for the conduct of FBC's business as currently conducted for all copyrightable works currently used in its business except where the failure to do so would not reasonably be expected to have an FBC Material Adverse Effect.

            (f) To the extent that any Intellectual Property currently used in and material to FBC's business has been developed or created by a third party for FBC, FBC has a written agreement with such third party with respect thereto which provides FBC either (i) joint or exclusive ownership of all such third party Intellectual Property, or (ii) a license (to the knowledge of FBC, sufficient for the conduct of its business as currently conducted) to all such third parties' Intellectual Property by operation of law or by valid (to the knowledge of FBC) assignment, transfer or license.

            (g) FBC has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property currently used in FBC's business that is or was FBC Intellectual Property, to any third party.

            (h) All contracts, license agreements and other agreements relating to FBC Intellectual Property currently used in FBC's business are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. FBC is in compliance with, and has not breached any material term of any such contracts, licenses and agreements and, to the knowledge of FBC, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of FBC's rights under such contracts, licenses and agreements to the same extent FBC would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which FBC would otherwise have been required to pay.

            (i) The operation of the business of FBC as such business is currently conducted, including FBC's design, development, marketing and sale of the products or services of FBC (including with respect to products and services currently under development) and FBC's use of FBC Intellectual Property, to the knowledge of FBC, has not, does not and will not infringe, dilute or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any relevant jurisdiction.

            (j) FBC has not received actual notice from any third party and, to the knowledge of FBC, FBC has not received any threat, that the operation of the business of FBC or any act, product or service of FBC, infringes, dilutes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

            (k) To the knowledge of FBC, no person has or is infringing, diluting or misappropriating any FBC Intellectual Property or unfairly competing with FBC.

            (l) FBC has taken reasonable steps to protect FBC's rights in FBC's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to FBC. Except under confidentiality obligations, there has not been disclosure by FBC of any such trade secrets or confidential information.

            2.15. Compliance; Permits; Restrictions.

            (a) FBC is not in conflict in any material respect with, or in default or in violation in any material respect of (i) any law, rule, regulation, order, judgment or decree applicable to FBC or by which FBC or any of its business or properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which FBC is a party or by which FBC or its respective properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to FBC's knowledge, has been threatened, against FBC, nor, to FBC's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of FBC. There is no agreement, judgment, injunction, order or decree binding upon FBC which has or could reasonably be expected to have (after giving effect to the Merger) the effect of prohibiting or impairing any current or currently anticipated future business practice of FBC, any acquisition of property by FBC or the conduct of business by FBC as currently conducted or as currently proposed to be conducted.

            (b) FBC holds, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are required for the operation of the business of FBC as currently conducted (collectively, the "FBC Permits") except for such permits, the failure of which to hold would not reasonably be expected to have an FBC Material Adverse Effect. FBC is in compliance in all material respects with the terms of the FBC Permits.

            2.16. Agreements, Contracts and Commitments. Except for the FBC Documents and as otherwise set forth in Section 2.16 of the FBC Disclosure Schedules, as of the date hereof FBC is not a party to or bound by:

            (a) any employment or consulting agreement, contract or commitment with any officer, director or employee, other than those that are terminable by FBC on no more than 30 days' notice without liability or financial obligation;

            (b) any agreement of indemnification outside the ordinary course of FBC's business or any guaranty;

            (c) any agreement, contract or commitment containing any covenant limiting the right of FBC to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

            (d) any agreement, contract or commitment relating to the disposition or acquisition by FBC of assets not in the ordinary course of business or pursuant to which FBC has any material ownership interest in any corporation, partnership, joint venture or other business enterprise; or

            (e) any other agreement, contract or commitment currently in effect that is expected to represent more than ten percent (10%) of FBC's revenue for the calendar year 2004 or that requires FBC to make payments of greater than $10,000 per year or more than $20,000 in the aggregate.

            Neither FBC, nor to FBC's knowledge any other party to an FBC Contract (as defined below), is in breach, violation or default under, and FBC has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which FBC is a party or by which it is bound that are required to be disclosed in the FBC Disclosure Schedules pursuant to clauses
(a) through (e) above (any such agreement, contract or commitment, an "FBC Contract"). The FBC Contracts are in full force and effect and FBC has performed all of the material obligations required to be performed by it and is entitled to all accrued benefits under all FBC Contracts.

            2.17. Title to Properties; Absence of Liens and Encumbrances.

            (a) FBC owns no real property interests. Section 2.17 of the FBC Disclosure Schedules lists all real property leases to which FBC is a party and each amendment thereto that is in effect as of the date of this Agreement. All such leases are, and will after consummation of the Merger be, in full force and effect, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or the lapse of time, or both, would constitute a default) that would give rise to a material claim.

            (b) FBC has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the FBC Financial Statements. FBC's equipment and assets (whether owned or leased) are in good operating condition and repair, subject to ordinary wear and tear. All assets, properties and rights relating to FBC's business will, at the Closing, be held by, and all agreements, obligations and transactions relating to FBC's business will, as of the Closing Date, be entered into, incurred and conducted by, FBC.

            2.18. Environmental Matters.

            (a) To the knowledge of FBC, all of the current operations of FBC and its assets, businesses and real property, including any operations at or from any real property presently or formerly owned, used, leased, occupied, managed or operated by FBC (collectively, the "Real Property"), comply in all material respects and have at all times complied in all material respects with all applicable Environmental Laws (as defined below). "Environmental Laws" shall means any federal, foreign, state, local or common law, rule, regulation, ordinance, code, order or judgment (including any judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of, human health or the environment.

            (b) To the knowledge of FBC, FBC has not contractually, by operation of law, by the Environmental Laws, by common law or otherwise assumed or succeeded to any environmental liabilities of any predecessors or any other person or entity.

            2.19. Change of Control Payments. Section 2.19 of the FBC Disclosure Schedules sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of FBC as a result of the Merger.

            2.20. [INTENTIONALLY DELETED]

            2.21. Books and Records. The minute books and records of FBC made available to EC Power have been maintained in accordance with good business practices, contain a complete and accurate summary of all meetings of the directors or actions by written consent since the time of organization of FBC, and reflect all transactions referred to in such minutes accurately in all material respects.

            2.22. Improper Payments. FBC and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person in an attempt to influence any such person to take or to refrain from taking any action relating to FBC.

            2.23. Disclosure. No representation, warranty or other written statement by FBC herein contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

            2.24. Condition and Sufficiency of Assets. FBC owns or has the right to use all the tangible assets necessary for the conduct of its business as conducted prior to the date hereof.

            2.25. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FBC.

            2.26. Consent of FBC Stockholders. Each of the FBC Stockholders at a special meeting duly called or by written consent as permitted by New York Law has authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, and such actions by each of the FBC Stockholders has not been amended, rescinded or modified.

            2.27. Title to Shares. Each of the FBC Stockholders has full right title and interest to the shares of FBC set forth opposite such FBC Stockholders' name on Exhibit A hereto, free and clear of all liens, encumbrances or other interests of third parties.

            2.28. Exchange Act Representations. FBC and each of the FBC stockholders hereby represents that he, she or it acknowledges and accepts that EC Power has not made its required filings (the "EC Power Exchange Act Filings") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and therefore is not in compliance with the Exchange Act.

            2.29. FBC Stockholder Representations. Each FBC stockholder hereby represents that such FBC stockholder (i) acknowledges that the shares of EC Power Common Stock such FBC stockholder is receiving in the merger may not be sold, transferred, offered for sale, pledged, hypothecated, lent, or otherwise disposed of by such FBC stockholder without registration under the Securities Act, and applicable "blue sky laws," except pursuant to an exemption from registration under the Securities Act, (ii) is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act, (iii) has such knowledge and experience in financial and business matters that such FBC stockholder is able to evaluate the merits and risks of the Merger and an investment in EC Power Common Stock and (iv) has received all requested documents and other information from EC Power, and has had an opportunity to ask questions of and to receive answers from the officers of EC Power with respect to the business, results of operations, financial conditions and prospects of EC Power.

                                  ARTICLE III.

              REPRESENTATIONS AND WARRANTIES OF EC POWER AND NEWCO

            Except as disclosed in the disclosure schedules delivered by EC Power to FBC prior to or concurrently with the execution and delivery of this Agreement (the "EC Power Disclosure Schedules"), the EC Power Parties each hereby jointly and severally represent and warrant to FBC as follows:

            3.1. Organization and Qualification; Organizational Documents. Each of the EC Power Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. Each of the EC Power Parties is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for any failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of EC Power, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement (a "EC Power Material Adverse Effect").

            3.2. Certificate of Incorporation and Bylaws. EC Power has furnished to FBC a complete and correct copy of the Certificate of Incorporation and Bylaws of each of the EC Power Parties, each as amended to date. Such Certificates of Incorporation and Bylaws are in full force and effect. None of the EC Power Parties is in violation of any of the provisions of its respective Certificate of Incorporation or Bylaws.

            3.3. Capitalization.

            (a) The authorized capital stock of EC Power consists of 100,000,000 shares of common stock, of which there are 13,753,080 shares issued and outstanding as of the date hereof, and 50,000,000 shares of preferred stock, of which there are (i) 2,589,815 shares of Series A preferred stock issued and outstanding as of the date hereof, and (ii) 0 shares of Series C preferred stock issued and outstanding as of the date hereof. All of the outstanding shares of EC Power capital stock are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Section 3.3 of the EC Power Disclosure Schedules, none of such shares are subject to preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws of EC Power or any agreement or document to which EC Power is a party or by which it is bound. Immediately after the Effective Time, 14,753,080 shares of EC Power Common Stock will be issued and outstanding, of which 1,000,000 will be owned by the FBC Stockholders (subject to adjustment pursuant to Section 1.7). The authorized capital stock of Newco consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are issued and outstanding and wholly owned by EC Power. Newco was formed for the sole purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

            (b) The shares of EC Power Common Stock to be issued in the Merger have been duly authorized and, when so issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not be issued in contravention of any pre-emptive right in respect thereof.

            3.4. Obligations with Respect to Capital Stock. Except as set forth in Section 3.4 of the EC Power Disclosure Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of EC Power, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.4 of the EC Power Disclosure Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character (contingent or otherwise) to which EC Power is a party or by which it is bound obligating EC Power to (i) issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of EC Power;
(ii) grant, extend, accelerate the vesting of or enter into any subscription, option, warrant, equity security, call, right, commitment or agreement of the type described in clause (i); or (iii) provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity. As of the date of this Agreement, there is no voting trust, proxy or other agreement or understanding to which EC Power is a party or by which it is bound with respect to any equity security of any class of EC Power and no person or entity has any right to cause EC Power to effect the registration under the Securities Act of any securities of EC Power.

            3.5. Authority Relative to this Agreement.

            (a) Each of the EC Power Parties has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, as well as all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by any of the EC Power Parties in connection herewith (collectively, with this Agreement, the "EC Power Documents"). The execution and delivery of this Agreement by the EC Power Parties and the consummation by the EC Power Parties of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the EC Power Parties and no other corporate proceedings on the part of any of the EC Power Parties are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby, except for the filing of the Certificate of Merger pursuant to New York Law. Each of the EC Power Documents to which any of the EC Power Parties is, or will be, a party has been, or will be, duly and validly executed and delivered by such EC Power Party and, assuming the due authorization, execution and delivery of each such EC Power Document by the other parties thereto, is (or when executed and delivered will be) the legal, valid and binding obligation of such EC Power Party, enforceable against it in accordance with its terms.

            (b) The Board of Directors of EC Power (and the Board of Directors of Newco, as necessary) at a meeting duly called at which all members were present or by unanimous written consent as permitted by Delaware Law (and New York Law in the case of Newco) has (i) unanimously declared that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of EC Power and its stockholders; and (ii) authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby. None of the aforesaid actions by the Board of Directors of EC Power or Newco has been amended, rescinded or modified.

            3.6. No Conflict, Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the EC Power Parties do not, and the performance of this Agreement by the EC Power Parties will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of any of the EC Power Parties; (ii) subject to compliance with the requirements of Section 3.6(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the EC Power Parties or by which any of the EC Power Parties' respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair the EC Power Parties' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the EC Power Parties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the EC Power Parties is a party or by which an EC Power Party or any of their respective properties is bound or affected, except in the case of clauses (ii) and (iii), for such breaches, violations or defaults that would not reasonably be expected to have an EC Power Material Adverse Effect.

            (b) The execution and delivery of this Agreement by the EC Power Parties do not, and the performance of this Agreement by the EC Power Parties will not, require any consent, approval, authorization or permit of, or declaration, registration or filing with or notification to, any Governmental Entity, except (i) such consents, approvals, orders, authorizations, registrations, declarations, filings and notifications as may be required under applicable federal and state securities (or related) laws, (ii) the filing of the Certificate of Merger pursuant to New York Law and (iii) such consents, approvals, orders, authorizations, filings, registrations, declarations and notifications which, if not obtained or made, would not prevent or delay consummation of the Merger or otherwise prevent the EC Power Parties from performing their obligations under this Agreement.

            3.7. Financial Statements. EC Power has delivered to FBC the unaudited balance sheet of EC Power as of December 31, 2003, and the related statements of income and retained earnings and cash flows of EC Power for the period then ended (collectively, the "EC Power Financial Statements"). Except as disclosed in Section 3.7 of the EC Power Disclosure Schedules, the EC Power Financial Statements are in accordance with the books and records of EC Power, and reflect accurately in all material respects the financial position and results of operations of EC Power as at the dates and for the periods indicated, in each case in accordance with GAAP. Except as disclosed in Section 3.7 of the EC Power Disclosure Schedules, the EC Power Financial Statements do not omit any material transactions involving EC Power as at the dates and for the periods indicated.

            3.8. No Undisclosed Liabilities. Except as is disclosed in the EC Power Financial Statements, EC Power has no liabilities (absolute, accrued, contingent or otherwise) which are material to the business, operations or financial condition of EC Power, except liabilities (i) adequately provided for in the unaudited balance sheet as of December 31, 2003, included in the EC Power Financial Statements (the "EC Power Balance Sheet"), (ii) incurred since the date of the EC Power Balance Sheet in the ordinary course of business and consistent with past practice and (iii) incurred in connection with the transactions contemplated by this Agreement. EC Power does not know of any basis for the assertion against EC Power of any other liability or loss contingency for which a reserve would be required to be disclosed in the EC Power Financial Statements, in accordance with GAAP.

            3.9. Absence of Certain Changes or Events. Except as set forth in
Section 3.9 of the EC Power Disclosure Schedules, since May 31, 2004, EC Power has conducted its business in the ordinary course and there has not occurred:
(i) any EC Power Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of any of EC Power's capital stock, or any purchase, redemption or other acquisition by EC Power of any of its capital stock or any other securities of EC Power, (iii) any split, combination or reclassification of any of EC Power's capital stock, (iv) any amendments or changes in the Certificate of Incorporation or Bylaws of EC Power, (v) any change by EC Power in its respective accounting methods, principles or practices except as required by GAAP, (vi) any revaluation by EC Power of any of its respective assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (vii) any sale or transfer of a material amount of assets of EC Power.

            3.10. Absence of Litigation. Section 3.10 of the EC Power Disclosure Schedules contains a complete and correct list of all actions, suits, proceedings, claims or investigations pending or, to the knowledge of EC Power, threatened before any Governmental Entity against EC Power or any of its assets or against any of EC Power's officers, directors or employees in their capacity as an officer, director or employee of EC Power. Except as set forth in Section
3.10 of the EC Power Disclosure Schedules, neither EC Power, its subsidiaries, nor any of EC Power's officers, directors or employees in their capacity as an officer, director or employee of EC Power is a party to or, to the knowledge of EC Power, subject to any judgment, order, decree or other direction of, or stipulation with, any Governmental Entity. As of the date hereof, there are no actions suites or proceedings pending or, to the knowledge of EC Power, threatened against EC Power or any of the stockholders of EC Power that seek to prevent or challenge, or seek damages in connection with, the transactions contemplated by the EC Power Documents or otherwise arising out of or related in any way to any of the EC Power Documents.

            3.11. Taxes. Except as disclosed in Section 3.11 of the EC Power Disclosure Schedules: (A) EC Power does not have any obligation or liability (whether fixed or contingent) for any tax that has accrued, is due and owing, or has been assessed by any federal, state, local or foreign taxing authority or any municipality, subdivision, agency or instrumentality thereof, or any other taxing authority in excess of the applicable reserves therefor shown on the EC Power Balance Sheet; (B) there are no actions, proceedings, audits, examinations or investigations pending against EC Power or, to the knowledge of EC Power, threatened against EC Power with respect to the assessment or collection of any taxes; (C) EC Power has timely and properly filed all federal, foreign, state, local and other tax returns and reports which are required to be filed by it;
(D) all such tax returns were true, correct and complete in all material respects, and all taxes, interest and penalties due and payable as shown on such returns or claimed to be due by any taxing authority have been timely paid; (E) all unpaid federal, foreign, state, local and other taxes, fees, assessments, duties and other similar governmental charges payable by EC Power or which will, with the passage of time, become payable by EC Power (including interest and penalties), whether or not disputed, with respect to any period or a portion thereof ending at, on or prior to and including December 31, 2003, have been adequately reserved against in accordance with GAAP on the face of the EC Power Balance Sheet; (F) there are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of EC Power or audits, examinations or claims now pending or matters under discussion with any taxing authority in respect of any tax of EC Power; (G) EC Power has not at any time consented to have the provisions of Section 341(f)(2) of the Code apply to it; (H) all taxes required to be collected or withheld by EC Power have been duly collected or withheld and any such amounts that were required to be remitted to any taxing authority have been duly remitted; and (I) there are no closing agreements or changes of accounting method and, to the knowledge of EC Power, there are no tax rulings or requests for rulings relating to EC Power that could affect their tax liability for any period after the Effective Time. Except as disclosed in Section 3.11 of the EC Power Disclosure Schedules, EC Power has not used any of the following methods of accounting: installment, completed contract, or long-term contract. For purposes of this Agreement, "tax" or "taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges and including, without limitation, income, gross receipts, ad valorem, value added, excise, real and personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, occupation and other governmental taxes imposed or payable to the United States, or any state, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax.

            3.12. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of EC Power.

            3.13. Compliance; Permits; Restrictions.

            (a) EC Power is not in conflict in any material respect with, or in default or in violation in any material respect of (i) any law, rule, regulation, order, judgment or decree applicable to it or by which it or any of its businesses or properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties is bound or affected. No investigation or review by any

Governmental Entity is pending or, to EC Power's knowledge, has been threatened, against EC Power, nor, to or EC Power's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of EC Power. There is no agreement, judgment, injunction, order or decree binding upon EC Power which has or could reasonably be expected to have the effect of prohibiting or impairing any current or currently anticipated future business practice of EC Power, any acquisition of property by EC Power or the conduct of business by EC Power as currently conducted or as currently proposed to be conducted.

            (b) EC Power holds, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are required for the operation of its business as currently conducted (collectively, the "EC Power Permits") except for such permits, the failure of which to hold would not reasonably be expected to have an EC Power Material Adverse Effect. EC Power is in compliance in all material respects with the terms of the EC Power Permits.

            3.14. Agreements, Contracts and Commitments. Except for the EC Power Documents and as otherwise set forth in Section 3.14 of the EC Power Disclosure Schedules, as of the date hereof EC Power is not a party to or bound by:

            (a) any employment or consulting agreement, contract or commitment with any officer, director or employee, other than those that are terminable by EC Power on no more than 30 days' notice without liability or financial obligation;

            (b) any agreement of indemnification outside the ordinary course of EC Power's business or any guaranty;

            (c) any agreement, contract or commitment containing any covenant limiting the right of EC Power to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

            (d) any agreement, contract or commitment relating to the disposition or acquisition by EC Power of assets not in the ordinary course of business or pursuant to which EC Power has any material ownership interest in any corporation, partnership, joint venture or other business enterprise; or

            (e) any other agreement, contract or commitment currently in effect that is expected to represent more than ten percent (10%) of EC Power's revenue (including its subsidiaries' revenue) for the calendar year 2004 or that requires EC Power to make payments of greater than $10,000 per year or more than $20,000 in the aggregate.

            Neither EC Power, nor to EC Power's knowledge any other party to an EC Power Contract (as defined below), is in breach, violation or default under, and EC Power has not received written notice that they have breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which EC Power is a party or by which either is bound that are required to be disclosed in the EC Power Disclosure Schedules pursuant to clauses (a) through (e) above (any such agreement, contract or commitment, an "EC Power Contract"). The EC Power Contracts are in full force and effect and EC Power has performed all material obligations required to be performed by them and are entitled to all accrued benefits under all EC Power Contracts.

            3.15. Title to Properties; Absence of Liens and Encumbrances.

            (a) EC Power does not own any real property interests. Section 3.15 of the EC Power Disclosure Schedules lists all real property leases to which EC Power is a party and each amendment thereto that is in effect as of the date of this Agreement. All such leases are, and will after consummation of the Merger be, in full force and effect, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or the lapse of time, or both, would constitute a default) that would give rise to a material claim.

            (b) EC Power has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the EC Power Financial Statements. EC Power's equipment and assets (whether owned or leased) are in good operating condition and repair, subject to ordinary wear and tear. All assets, properties and rights relating to EC Power's business will, at the Closing, be held by, and all agreements, obligations and transactions relating to EC Power's business will, as of the Closing Date, be entered into, incurred and conducted by, EC Power.

            3.16. [INTENTIONALLY DELETED]

            3.17. Books and Records. The minute books and records of the EC Power Parties have been maintained in accordance with good business practices, contain a complete and accurate summary of all meetings of the directors or actions by written consent since the time of organization of the EC Power Parties and reflect all transactions referred to in such minutes accurately in all material respects.

            3.18. Improper Payments. The EC Power Parties and their officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person in an attempt to influence any such person to take or to refrain from taking any action relating to the EC Power Parties.

            3.19. Employee Benefit Plans.

            (a) Except as disclosed on Section 3.19 of the EC Power Disclosure Schedules, neither EC Power, nor any entity that would be deemed a "single employer" with EC Power under ERISA, maintains, sponsors, contributes to, or has or has had an obligation to, or otherwise participated in or participates in, or in any way, directly or indirectly, has or has had any liability with respect to, any Plan. None of EC Power, any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in, or in any way, directly or indirectly, has any liability with respect to, any plan subject to
Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multi-employer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA). Except as disclosed on Section 3.18 of the EC Power Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not give rise to any liability of EC Power for severance pay or termination pay or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, stockholder or beneficiary of EC Power (whether current, former or retired) or their beneficiaries solely by reason of such transactions or by reason of a termination of employment following such transactions. Section 3.18 of the EC Power Disclosure Schedules contains a list of all Plans. A copy of each such Plan has previously been delivered by EC Power to FBC. No event, condition or circumstance exists that will prevent the amendment or termination of any Plan.

            (b) With respect to each of the Plans required to be listed in
Section 3.18 of the EC Power Disclosure Schedules:

                  (i) each Plan intended to qualify under Section 401(a) of the Code is qualified and has received a determination letter from the Internal Revenue Service (the "IRS") to the effect that the Plan is qualified under
Section 401 of the Code, any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and to the knowledge of EC Power, nothing has occurred or is expected to occur through the Effective Time that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

                  (ii) all payments required by any Plan, any collective bargaining agreement or other agreement or by law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all periods through the Effective Time shall have been made prior to the Effective Time (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by EC Power, as applicable, by full accruals as if all targets required by such Plan had been or will be met at maximum levels on its financial statements;

                  (iii) no claim, lawsuit, arbitration or other action (other than non-material or routine claims for benefits and appeals of such claims) has been asserted or instituted, or to the knowledge of EC Power, threatened or anticipated against any Plan, any trustee or fiduciaries thereof, EC Power, any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any Plan;

                  (iv) each Plan complies in all material respects and has been maintained and administered at all times in all material respects in accordance with its terms and all applicable laws, rules and regulations, including, without limitation, ERISA and the Code;

                  (v) to the knowledge of EC Power, no "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to each Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction");

                  (vi) no Plan is under audit or to the knowledge of EC Power, investigation by the IRS, Department of Labor or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any material tax or penalty; and

                  (vii) with respect to each Plan that is funded mostly or partially through an insurance policy, neither EC Power nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Effective Time.

            (c) Neither EC Power nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee. Neither EC Power nor any ERISA Affiliate has any unfunded liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

            3.20. Labor Matters. EC Power is not a party to a collective bargaining agreement and does not know of any efforts within the last three years to attempt to organize EC Power's employees, and no strike or labor dispute involving EC Power has occurred during the last three years or, to the knowledge of EC Power, is threatened. To the knowledge of EC Power, no key employee of EC Power has indicated that he or she is considering terminating his or her employment. EC Power has complied in all material respects with all applicable wage and hour, equal employment, safety and other legal requirements relating to its employees.

            3.21. Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" as defined in Section 2.14.

            "EC Power Intellectual Property" means any Intellectual Property, including, without limitation, all Registered Intellectual Property, that is owned by, or exclusively licensed to, EC Power that is material to the conduct of the business of EC Power.

            "Registered Intellectual Property" as defined in Section 2.14.

            "EC Power Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, EC Power.

            (a) FBC has had the opportunity to review the EC Power Registered Intellectual Property, including all contracts, licenses and agreements to which EC Power is a party (i) with respect to any EC Power Intellectual Property licensed or transferred to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to EC Power.

            (b) No EC Power Intellectual Property owned or developed by EC Power or product or service of EC Power is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation of any Governmental Entity restricting in any manner the use, transfer, or licensing thereof by EC Power, or which may affect the validity, use or enforceability of such EC Power Intellectual Property.

            (c) All necessary registration, maintenance and renewal fees currently due in connection with the EC Power Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such EC Power Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such EC Power Intellectual Property.

            (d) EC Power owns and has good and exclusive title to, or has joint ownership or license (to the knowledge of EC Power, sufficient for the conduct of its business as currently conducted) to, each item of the EC Power Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions); and except as disclosed in Section 3.21(d) of the EC Power Disclosure Schedules, EC Power is the exclusive owner of all Trademarks currently used in connection with the operation or conduct of the business of EC Power, including the sale of any products or the provision of any services by EC Power.

            (e) EC Power owns, and has good title to, or has valid licenses sufficient for the conduct of EC Power's business as currently conducted for all copyrightable works currently used in its business except where the failure to do so would not reasonably be expected to have an EC Power Material Adverse Effect.

            (f) Except as set forth in Section 3.21(f) of the EC Power Disclosure Schedules, to the extent that any Intellectual Property currently used in and material to EC Power's business has been developed or created by a third party for EC Power, EC Power has a written agreement with such third party with respect thereto which provides EC Power either (i) joint or exclusive ownership of all such third party Intellectual Property, or (ii) a license (to the knowledge of EC Power, sufficient for the conduct of its business as currently conducted) to all such third parties' Intellectual Property by operation of law or by valid (to the knowledge of EC Power) assignment, transfer or license.

            (g) EC Power has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property currently used in EC Power's business that is or was EC Power Intellectual Property, to any third party.

            (h) All contracts, license agreements and other agreements relating to EC Power Intellectual Property currently used in EC Power's business are in full force and effect. Except as set forth in Section 3.21(h) of the EC Power Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. Except as set forth in Section 3.21(h) of the EC Power Disclosure Schedules, EC Power is in compliance with, and has not breached any material term of any such contracts, licenses and agreements and, to the knowledge of EC Power, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements.

            (i) The operation of the business of EC Power as such business is currently conducted, including EC Power's design, development, marketing and sale of the products or services of EC Power (including with respect to products and services currently under development) and EC Power's use of EC Power Intellectual Property, to the knowledge of EC Power, has not, does not and will not infringe, dilute or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any relevant jurisdiction.

            (j) Except as provided in Section 3.21(j) of the EC Power Disclosure Schedules, EC Power has not received actual notice from any third party and, to the knowledge of EC Power, EC Power has not received any threat, that the operation of the business of EC Power or any act, product or service of EC Power, infringes, dilutes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

            (k) To the knowledge of EC Power, no person has or is infringing, diluting or misappropriating any EC Power Intellectual Property or unfairly competing with EC Power.

            (l) EC Power has taken reasonable steps to protect EC Power's rights in EC Power's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to EC Power. Except under confidentiality obligations, there has not been disclosure by EC Power of any such trade secrets or confidential information.

            3.22. Disclosure. No representation, warranty or other written statement by the EC Power Parties herein contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

            3.23. Condition and Sufficiency of Assets. EC Power owns or has the right to use all the tangible assets necessary for the conduct of their respective businesses as conducted prior to the date hereof.

            3.24. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of EC Power.

                                   ARTICLE IV.

                              COVENANTS OF EC POWER

            EC Power covenants and agrees that:

            4.1. Exchange Act Covenant. EC Power shall use commercially reasonable efforts to be in compliance with the disclosure requirements of the Exchange Act by submitting to the Securities and Exchange Commission the EC Power Exchange Act Filings on or before June 30, 2005 (the "Filing Date"). If compliance is not achieved on or before the Filing Date, EC Power shall issue 1,000,000 shares of EC Power Common Stock to the FBC shareholders.

            4.2. EC Power Financial Obligations. EC Power shall use its best efforts to replace the guaranties provided by certain FBC stockholders (the "Guarantors") for the outstanding debt obligations described on Exhibit B hereto. If the guaranties are not removed within six (6) months of the Closing (the "Guaranty Removal Date"), EC Power will issue to the Guarantors whose guaranties are still in place five-year warrants, with terms set forth in the form of Guarantor Warrant Agreement annexed hereto as Exhibit C, which will entitle such holder to purchase the number of shares of EC Power Common Stock determined by dividing the amount of debt still guaranteed at the Guaranty Removal Date by the Guarantor Warrant Agreement Exercise Price (as defined below) at an exercise price equal to the greater of (i) $2.00 (or, if such warrant is exercised after November 16, 2005, $3.00 per share) and (ii) eighty five percent (85%) of the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the relevant warrant is exercised (the "Guarantor Warrant Agreement Exercise Price"). In addition, with respect to the debt obligations owed by FBC to certain FBC stockholders that are listed on Exhibit D annexed hereto (the "FBC Debt Obligations"), EC Power shall either (i) pay off the FBC Debt Obligations in full on or prior to the Closing or (ii) recapitalize the FBC Debt Obligations (the "Recapitalization") and pay them off in equal quarterly payments over a three (3) year period during which time the principal amount of the FBC Debt Obligations shall accrue interest at a rate of seven percent (7%) per annum. The FBC stockholders holding any part of the outstanding principal under the FBC Debt Obligations may elect, at any time, to convert the outstanding FBC Debt Obligations, in whole or part, into shares of Series D Convertible Preferred Stock (the "Series D Stock") of EC Power at a conversion price equal to the greater of (i) $2.00 per share (or, if such debt is converted after November 16, 2005, $3.00 per share) or (ii) eighty-five percent (85%) of the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the relevant debt is converted into Series D Stock. The Series D Stock shall have the rights and obligations set forth on Exhibit E annexed hereto. In the event that EC Power elects to engage in the Recapitalization, each of the FBC stockholders that is owed the FBC Debt Obligations hereby consents to the Recapitalization.

            4.3. Board Seats. EC Power agrees (i) to take all necessary and desirable actions within its control (including nominating directors and calling special Board and stockholders meetings) to cause one director who shall be mutually agreed upon by Klaus E.T. Siebert and EC Power to be nominated and elected to the EC Power Board of Directors and (ii) to elect two directors appointed by Klaus E.T. Siebert to the Board of Directors of the Surviving Corporation.

            4.4. Registration Rights. The FBC Stockholders shall be granted piggyback registration rights for their shares of EC Power Common Stock pursuant to the registration rights provisions set forth in the Registration Rights Agreement, annexed hereto as Exhibit F.

            4.5. Issuance of Additional Shares. EC Power agrees that in the event that the stock certificate held by Mercatus & Partners Ltd. representing 10 million shares of EC Power Common Stock is not cancelled by December 10, 2004 (the "Cancellation Date"), it shall issue to the FBC stockholders an additional number of shares of EC Power Common Stock so that the FBC stockholders would have owned 5.8% of the issued and outstanding shares of EC Power Common Stock and preferred stock, on a fully converted basis, as of the Effective Date.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

            5.1. Obligations of EC Power. The obligations of the EC Power Parties to consummate the transactions contemplated by the EC Power Documents are subject to the fulfillment, at or before the Effective Time, of each of the following conditions, any of which may be waived by the EC Power Parties, and FBC shall use commercially reasonable efforts to cause such conditions to be fulfilled:

            (a) Consents. FBC shall have obtained (a) the consent of holders of at least sixty-five percent (65%) of its capital stock approving the Merger, this Agreement and the consummation of the transactions contemplated hereby and
(b) all consents, approvals and waivers from Governmental Entities and third parties necessary for the execution, delivery and performance of the FBC Documents and the transactions contemplated thereby, without any material cost or adverse consequences to FBC.

            (b) FBC Representations and Warranties. The representations and warranties of the FBC shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date.

            (c) FBC Agreements. FBC shall have performed or complied with all agreements and covenants required to be performed by each of the parties under this Agreement on or before the Closing Date.

            (d) Certificate. EC Power shall have received a certificate of an authorized officer of FBC, on behalf of FBC that the conditions of this Article V have been complied with and that FBC has delivered to EC Power (i) a long form certificate of good standing; and (ii) an FBC Power capitalization table.

            5.2. Obligations of FBC. The obligations of FBC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Effective Time, of each of the following conditions, any of which may be waived by FBC, and the EC Power Parties shall use commercially reasonable efforts to cause such conditions to be fulfilled:

            (a) EC Power Representations and Warranties. The representations and warranties of the EC Power Parties shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date.

            (b) EC Power Agreements. The EC Power Parties shall have performed or complied with all agreements and covenants required to be performed by each of the parties under this Agreement on or before the Closing Date.

            (c) Approval. The issuance of the EC Power Shares in the Merger shall have been approved and adopted by the EC Power Board of Directors in accordance with applicable laws, and EC Power shall have approved the transactions contemplated by this Agreement in its capacity as sole stockholder of Newco.

            (d) Certificate. FBC shall have received a certificate of an authorized officer of EC Power and Newco, on behalf of EC Power and Newco that the conditions of this Article V have been complied with and that EC Power has delivered to FBC (i) a long form certificate of good standing; and (ii) an EC Power capitalization table.

                                   ARTICLE VI.

                               CLOSING DELIVERIES

            6.1. Deliveries of FBC. At the Closing (or as provided below), FBC shall deliver, or shall cause to be delivered, to the EC Power Parties the following:

            (a) The minute books and stock transfer records of FBC (including a list of the full names and current addresses of all of FBC's stockholders);

            (b) Duly executed resignations of all directors, officers and fiduciaries of FBC, provided that one or more of such individuals may be retained as consultants for a post closing transition period if necessary.

            (c) FBC shall have executed and delivered to EC Power the Certificate of Merger referred to in Section 1.2(a); and

            (d) FBC shall have delivered to EC Power documentation necessary to change the authorized signatories for FBC's bank and brokerage accounts as specified by EC Power.

            6.2. The EC Power Parties' Deliveries. The EC Power Parties shall deliver, or shall cause to be delivered the following:

            (a) To the FBC stockholders, as promptly as practicable after the Closing, certificates representing shares of EC Power Common Stock in payment of the Merger Consideration and the Warrantholder and Guarantor Warrant Agreements; and

            (b) All other items required to be delivered pursuant to Section 5.2(d) of this Agreement.

                                  ARTICLE VII.

                                 INDEMNIFICATION

            7.1. Indemnification by FBC. Subject to the limitations set forth in
Article VIII below, FBC shall indemnify, defend and hold harmless EC Power and its affiliates (including the Surviving Corporation), promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses"), arising out of or in connection with any of the following: (i) any misrepresentation or breach of any representation, warranty or covenant made by FBC or the FBC stockholders in any of the FBC Documents; (ii) any breach or non-fulfillment of any covenant or agreement made by FBC or the FBC stockholders in any of the FBC Documents; or
(iii) the claims of any broker or finder engaged by FBC or any FBC stockholder.

            7.2. Indemnification by EC Power. Subject to the limitations set forth in Article VIII below, EC Power, shall indemnify, defend and hold harmless FBC and the Surviving Corporation, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (i) any misrepresentation or breach of any representation, warranty or covenant made by EC Power or Newco in any of the EC Power Documents;
(ii) any breach or non-fulfillment of any covenant or agreement made by EC Power or Newco in any of the EC Power Documents; or (iii) the claims of any broker or finder engaged by EC Power or Newco.

            7.3. No Impact from Investigation. No investigation by or knowledge of any party prior to or after the date of this Agreement shall alter, diminish, obviate or impair any of the representations, warranties, covenants or agreements of any other party contained in this Agreement or limit in any way any party's right to rely on such representations, warranties, covenants or agreements or to bring a claim based on any misrepresentation or breach thereof.

                                  ARTICLE VIII.

                  FURTHER PROVISIONS REGARDING INDEMNIFICATION

            8.1. Survival. All representations and warranties made by FBC in the FBC Documents or by the EC Power Parties in the EC Power Documents shall survive the Closing and expire two (2) years after the Closing Date.

            8.2. Limitations. Notwithstanding the foregoing,

            (a) The indemnification in Sections 7.1 and 7.2, as the case may be, shall be the exclusive remedy of FBC, the Surviving Corporation, the EC Power Parties and their respective affiliates with respect to claims for Losses;

            (b) The indemnification provided for in Section 7.1(i) or 7.2(i) above shall not be required unless and until the total amount of Losses otherwise subject to indemnification under such section exceeds $25,000, in which event the indemnified party or parties will be entitled to indemnification for the entire amounts of their Losses;

            (c) Neither FBC or the Surviving Corporation, on the one hand, nor the EC Power Parties, on the other, shall be entitled to indemnification for Losses arising out of matters referred to in Section 7.1(i), or 7.2(i), as applicable, unless it shall have given written notice to the indemnifying party, setting forth its claim for indemnification in reasonable detail on or prior to the date two (2) years after the Closing Date;

            (d) An indemnified party shall promptly give written notice to the indemnifying party (or in the case of the indemnification obligations of FBC, EC Power shall give written notice to Klaus E.T. Siebert (the "FBC Representative")) when the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted in respect of which indemnification may be sought under the provisions of Sections 7.1 or 7.2. If the indemnifying party, within thirty (30) days after the indemnified party gives such notice (or within such shorter period of time as an answer or other responsive motion may be required), acknowledges in writing its obligation to indemnify, then the indemnifying party shall have the right to control the defense of such claim or proceeding, provided, that the indemnifying party may not settle or compromise such claim or proceeding without the written consent of the indemnified party, which shall not be unreasonably withheld or delayed. The indemnified party may in any event participate in any such defense with its own counsel and at its own expense. The failure to give notice of a claim within the period described above will not affect an indemnified party's rights to indemnification under this Agreement unless such delay actually prejudices the indemnifying party and in such event, only to the extent of such prejudice; and

            (e) The indemnified party shall be kept fully informed by the indemnifying party of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The indemnifying party shall, at the indemnifying party's expense, make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such action, suit or proceeding, and the parties hereto agree to render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any such action, suit or proceeding.

                                   ARTICLE IX.

                                  MISCELLANEOUS

            9.1. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or three (3) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, or one (1) day after being deposited with a nationally recognized overnight courier as follows:

            If to FBC:

            FBC Technologies, Inc.
            P.O. Box 236
            LeRoy, New York 14482
            Attn: Klaus Siebert

            with a copy to:

            Nixon Peabody LLP
            P.O. Box 31051
            Rochester, New York 14603-1051
            Attn: Melissa A. Mahler

            If to EC Power, Newco or the Surviving Corporation:

            EC Power, Inc.

            41 Watchung Plaza, #386
            Montclair, New Jersey 07042
            Attn: William Potter

            with a copy to:

            Patterson, Belknap, Webb & Tyler LLP
            1133 Avenue of the Americas
            New York, New York  10036
            Attention: Edward F. Cox, Esq.

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 9.1.

            9.2. Entire Agreement. This Agreement (which includes the schedules and exhibits hereto), sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior and contemporaneous understandings, representations, warranties and agreements (whether oral or written) with respect to the subject matter herein; provided that the mutual Non-Disclosure Agreement by and between EC Power and FBC will remain in full force and effect in accordance with its terms. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

            9.3. Successors; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred without the prior written consent of the other parties. Any attempted assignment in violation of this Section 9.3 will be null and void ab initio.

            9.4. Further Assurances. Upon the terms and subject to the conditions hereof, FBC and the EC Power Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

            9.5. Headings. The paragraph and section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            9.6. Disclosure Schedules. All references in this Agreement to either the FBC Disclosure Schedules or the EC Power Disclosure Schedules (collectively, the "Disclosure Schedules") will mean the Disclosure Schedules of such party identified in this Agreement, which are incorporated into this Agreement and will be deemed a part of this Agreement for all purposes. Any disclosure under a particular section will be made in the relevant Disclosure Schedules under the heading of any relevant subsection of such section. A disclosure of an item for a particular section of the Disclosure Schedules will be deemed disclosure for purposes of any other section of the Disclosure Schedules to the extent applicable, but only if such item is described in sufficient detail in such section to permit the other party to reasonably determine its relevance to the matter requiring disclosure under the other section or sections of the Disclosure Schedules.

            9.7. Waiver. At any time prior to the Closing, the parties hereto may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

            9.8. Severability. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

            9.9. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the internal substantive laws of the State of New York without regard to the conflict of laws provisions thereof. The state courts of the State of New York in New York County and, if the jurisdictional prerequisites exist at the time, the United States District Court for the Southern District of New York, shall have sole and exclusive jurisdiction to hear and determine any dispute or controversy arising under or concerning this Agreement. In any action or proceeding concerning such dispute or controversy, the parties consent to such jurisdiction and waive personal service of any summons, complaint or other process; a summons or complaint in any such action or proceeding may be served in the manner set forth in Section 9.1.

            9.10. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            9.11. Definition of Knowledge. As used herein, the words "knowledge" or "known" shall, with respect to FBC or EC Power, mean the actual knowledge of the executive officers of FBC or EC Power (as the case may be), in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "known" by FBC or EC Power or made to the "knowledge" of FBC or EC Power.

            9.12. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

            9.13. Expenses. EC Power shall bear the out-of-pocket legal, accounting and other expenses of FBC and EC Power incurred in connection with this Agreement and the consummation of the Merger.

                           [SIGNATURE PAGES TO FOLLOW]

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

            IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed by a duly authorized officer as of the day and year first written above.

FBC TECHNOLOGIES, INC.                       EC POWER ACQUISITION CORP.

By:                                          By:
    ------------------------------               -------------------------------
    Name:                                        Name:
    Title:                                       Title:


EC POWER, INC.

By:
    ------------------------------
    Name:
    Title:

               Exhibit A - Form of Warrantholder Warrant Agreement

                                  See Attached

                                    EXHIBIT A

                     FORM OF WARRANTHOLDER WARRANT AGREEMENT

The Securities represented by this instrument have not been registered under the Securities Act of 1933 (the "Securities Act") or qualified under the securities laws of any state, in reliance upon exemptions from such registration and qualification requirements.

                               CLASS A REDEEMABLE
                               WARRANT CERTIFICATE

                       For the Purchase of Common Shares,
                           $0.001 Par Value per Share

                                       of

                                 EC POWER, INC.
                            (a Delaware corporation)

    Warrant No.                                                   Warrants

    WA -[____]                                                    [______]
=====================                                       ====================

      THIS WARRANT CERTIFIES THAT, for value received, [__________], or registered assigns ("Warrantholder") is the registered owner of the above indicated number of Warrants entitling the Warrantholder, commencing upon the Exercise Date, as defined in paragraph 1 of this Certificate, but before 5:00 o'clock p.m., Eastern Standard Time, on the [__] day of November, 2009 ("Expiration Date") but not thereafter, to subscribe for, purchase and receive, upon presentation and surrender of this Warrant and upon payment of the Exercise Price (as defined below) for such of the shares of Common Stock of the Company, at any time after the Exercise Date, but only subject to the conditions set forth herein, one (1) fully paid and non-assessable share of Common Stock, $0.001 par value (the "Common Stock") of EC Power, Inc., a Delaware corporation (the "Company"), at a purchase price per share of Common Stock equal to the lesser of (i) Four Dollars and Fifty Five cents ($4.55) and (ii) eighty five percent (85%) of the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the date this Warrant is exercised; provided, however, that in no event will the Exercise Price be below (i) Two Dollars ($2.00) if this warrant is exercised prior to November 16, 2005 or (ii) Three Dollars ($3.00) if this warrant is exercised at any time thereafter until such warrant expires (the "Exercise Price"). For the avoidance of doubt, if this Warrant is not exercised in full, the Exercise Price shall be recalculated for each subsequent exercise of this Warrant. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, and the Expiration Date are subject to adjustments described herein. The Warrantholders may exercise all or any number of the Warrants represented hereby. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

      1. TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time commencing on the date hereof and ending at 5:00 p.m. Eastern Standard Time on the Expiration Date; provided, however, that the Company may extend the Exercise Period of this Warrant by giving notice of such extension.

      2. NOTICE OF EXTENDED EXPIRATION DATE. The Company may extend the Expiration Date for the exercise of this Warrant at any time by giving thirty
(30) days' written notice thereof to the Warrantholder. If this Warrant is not exercised on or before the extended Expiration Date, it shall become wholly void.

      3. ADJUSTMENTS OF EXERCISE PRICE AND SHARES. In the event the Common Stock issuable upon exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder of this Warrant shall have the right thereafter to exercise such Warrant and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Exercise Price shall also be appropriately adjusted so as to maintain the aggregate Exercise Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Warrantholder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

      4. ADJUSTMENT TO PURCHASE PRICE. The Company may, in its sole discretion, lower the Exercise Price at any time, or from time-to-time. When any adjustment is made in the Exercise Price, the Company shall cause a copy of such statement to be mailed to the Warrantholder, as of a date within ten (10) days after the date when the Exercise Price has been adjusted.

      5. MANNER OF EXERCISE. The Warrantholder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the Exercise Period in the manner stated herein. This Warrant Certificate, together with the purchase form provided herein duly executed by the Warrantholder or by the Warrantholder's duly authorized attorney, plus payment of the exercise price in the manner set forth in paragraph 6 below, shall be surrendered to the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrantholder a new Warrant Certificate evidencing the number of Warrants not so exercised.

      6. MANNER OF PAYMENT. The exercise price of each Warrant shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Warrant is exercised, (ii) by delivery to the Company of other Common Stock of the Company valued at its then established fair market value,
(iii) by delivery to the Company of either options or warrants of the Company, including, without limitation, this Warrant, valued at the difference between their exercise price and the then established fair market value of the Company's Common Stock, (iv) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the holder hereof agreed to by such holder and the Company, or (v) any other form of legal consideration that may be acceptable to the Board of Directors of the Company, in their discretion. For the purposes of this paragraph 6, the fair market value of the Company's Common Stock shall be (i) the closing sale price for the Common Stock on the primary exchange upon which the shares are listed and traded on the date the Warrant is exercised, or
(ii) if the shares are not traded on any national exchange, the closing sale price for the Common Stock on the NASDAQ National Market on the date the Warrant is exercised, or (iii) if the shares or neither traded on a national exchange nor listed on the NASDAQ National Market, then the average of the bid and ask prices for the Common Stock in the Over-The-Counter Market as quoted on the NASDAQ Small-Cap Market or (iv) if the shares of Common Stock are neither traded on a national exchange or the NASDAQ National Market nor quoted on the NASDAQ Small-Cap Market, the average of the bid and ask prices for the Common Stock as quoted by any recognized securities quotation service such as the National Quotation Bureau, Inc. or the OTC Electronic Bulletin Board on the date the Warrant is exercised. In the case of any deferred payment arrangement, any interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Internal Revenue Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

      7. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

      8. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, within ten (10) days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrantholder of the number of shares of Common Stock to which the Warrantholder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

      9. NO RIGHT AS STOCKHOLDER. The Warrantholder is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

      10. NO ASSIGNMENT. This Warrant may not be assigned without the written consent of the Company.

Dated: November [___], 2004

                                                By: ____________________________
                                                    Michel L. Morin
                                                    Secretary

                                 EC Power, Inc.
                              ELECTION OF PURCHASE

      The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the common shares issuable upon the exercise of such Warrants, and requests that the certificates for such shares shall be issued in the name of:

________________________________________________________________________________

________________________________________________________________________________
                                     Address

________________________________________________________________________________
                   Social Security or other identifying number

________________________________________________________________________________
and be delivered to

________________________________________________________________________________
                                      Name
at
________________________________________________________________________________
                                     Address

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant certificate, that a new Warrant certificate for the balance of such Warrants be registered in the name of, AND delivered to, the undersigned at the address stated below.

Dated: ______________, 19__

Name of Warrantholder: _________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

Signature: _____________________________________________________________________

                                   ASSIGNMENT

      For value received _______________________________________________________

hereby sell, assign, and transfer unto _________________________________________

________________________________________________________________________________

Warrants represented by this Warrant certificate, together with all right, title, and interest therein, and do hereby irrevocably constitute and appoint

________________________________________________________________________________
attorney, to transfer this Warrant certificate on the books of the Company, with full power of substitution.

Dated:_______________, 19___            X_______________________________________

                                        X_______________________________________

SIGNATURE GUARANTEED:                   NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE.

                                    Exhibit B

                                 FBC Guaranties

             Nancy A. K. Weyl                              $ 187,500

             John M. Lockhart                              $ 185,000

             Klaus E. T. Siebert                           $  92,500

                 Exhibit C - Form of Guarantor Warrant Agreement

                                  See Attached

                                    EXHIBIT C

                       FORM OF GUARANTOR WARRANT AGREEMENT

The Securities represented by this instrument have not been registered under the Securities Act of 1933 (the "Securities Act") or qualified under the securities laws of any state, in reliance upon exemptions from such registration and qualification requirements.

                               CLASS A REDEEMABLE
                               WARRANT CERTIFICATE

                       For the Purchase of Common Shares,
                           $0.001 Par Value per Share

                                       of

                                 EC POWER, INC.
                            (a Delaware corporation)

Warrant No.                                                    Debt Guaranteed
                                                              as of May 16, 2005

WA -[____]                                                          [______]
==========                                                    ==================

      THIS WARRANT CERTIFIES THAT, for value received, [__________], or registered assigns ("Warrantholder") is the registered owner of the above indicated number of Warrants entitling the Warrantholder, commencing upon the Exercise Date, as defined in paragraph 1 of this Certificate, but before 5:00 o'clock p.m., Eastern Standard Time, on the [__] day of May, 2010 ("Expiration Date") but not thereafter, to subscribe for, purchase and receive such number of paid and non-assessable shares of Common Stock, $0.001 par value (the "Common Stock") of EC Power, Inc., a Delaware corporation (the "Company"), determined by dividing the amount of debt guaranteed by the Warrantholder as of May 16, 2005 (as such amount is reduced by any partial exercise of this Warrant), by the Exercise Price (as defined below) upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such of the shares of Common Stock of the Company, at any time after the Exercise Date, but only subject to the conditions set forth herein. The exercise price for this Warrant for each share of Common Stock shall be equal to the greater of (i) Two Dollars ($2.00) (or, if this Warrant is exercised by the Warrantholder after November 16, 2005, Three Dollars ($3.00)) and (ii) eighty five percent (85%) of the average of the three lowest closing bid prices for EC Power Common Stock for the ten trading days ending on the close of business on the day before the date this Warrant is exercised (the "Exercise Price"). For the avoidance of doubt, if this Warrant is not exercised in full, the Exercise Price shall be recalculated for each subsequent exercise of this Warrant. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, and the Expiration Date are subject to adjustments described herein. The Warrantholders may exercise all or any number of the Warrants represented hereby. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

      1. TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time commencing on the date hereof and ending at 5:00 p.m. Eastern Standard Time on the Expiration Date; provided, however, that the Company may extend the Exercise Period of this Warrant by giving notice of such extension.

      2. NOTICE OF EXTENDED EXPIRATION DATE. The Company may extend the Expiration Date for the exercise of this Warrant at any time by giving thirty
(30) days' written notice thereof to the Warrantholder. If this Warrant is not exercised on or before the extended Expiration Date, it shall become wholly void.

      3. ADJUSTMENTS OF EXERCISE PRICE AND SHARES. In the event the Common Stock issuable upon exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder of this Warrant shall have the right thereafter to exercise such Warrant and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Exercise Price shall also be appropriately adjusted so as to maintain the aggregate Exercise Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Warrantholder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

      4. ADJUSTMENT TO PURCHASE PRICE. The Company may, in its sole discretion, lower the Exercise Price at any time, or from time-to-time. When any adjustment is made in the Exercise Price, the Company shall cause a copy of such statement to be mailed to the Warrantholder, as of a date within ten (10) days after the date when the Exercise Price has been adjusted.

      5. MANNER OF EXERCISE. The Warrantholder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the Exercise Period in the manner stated herein. This Warrant Certificate, together with the purchase form provided herein duly executed by the Warrantholder or by the Warrantholder's duly authorized attorney, plus payment of the exercise price in the manner set forth in paragraph 6 below, shall be surrendered to the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrantholder a new Warrant Certificate evidencing the number of Warrants not so exercised.

      6. MANNER OF PAYMENT. The exercise price of each Warrant shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Warrant is exercised, (ii) by delivery to the Company of other Common Stock of the Company valued at its then established fair market value,
(iii) by delivery to the Company of either options or warrants of the Company, including, without limitation, this Warrant, valued at the difference between their exercise price and the then established fair market value of the Company's Common Stock, (iv) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the holder hereof agreed to by such holder and the Company, or (v) any other form of legal consideration that may be acceptable to the Board of Directors of the Company, in their discretion. For the purposes of this paragraph 6, the fair market value of the Company's Common Stock shall be (i) the closing sale price for the Common Stock on the primary exchange upon which the shares are listed and traded on the date the Warrant is exercised, or
(ii) if the shares are not traded on any national exchange, the closing sale price for the Common Stock on the NASDAQ National Market on the date the Warrant is exercised, or (iii) if the shares or neither traded on a national exchange nor listed on the NASDAQ National Market, then the average of the bid and ask prices for the Common Stock in the Over-The-Counter Market as quoted on the NASDAQ Small-Cap Market or (iv) if the shares of Common Stock are neither traded on a national exchange or the NASDAQ National Market nor quoted on the NASDAQ Small-Cap Market, the average of the bid and ask prices for the Common Stock as quoted by any recognized securities quotation service such as the National Quotation Bureau, Inc. or the OTC Electronic Bulletin Board on the date the Warrant is exercised. In the case of any deferred payment arrangement, any interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Internal Revenue Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

      7. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

      8. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, within ten (10) days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrantholder of the number of shares of Common Stock to which the Warrantholder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

      9. NO RIGHT AS STOCKHOLDER. The Warrantholder is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

      10. NO ASSIGNMENT. This Warrant may not be assigned without the written consent of the Company.

Dated: May [___], 2005


                                        By:
                                            ------------------------------------
                                            Michel L. Morin
                                            Secretary

                                 EC Power, Inc.
                              ELECTION OF PURCHASE

      The undersigned hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the common shares issuable upon the exercise of such Warrants, and requests that the certificates for such shares shall be issued in the name of:


________________________________________________________________________________

________________________________________________________________________________
                                     Address

________________________________________________________________________________
                   Social Security or other identifying number

________________________________________________________________________________

and be delivered to

________________________________________________________________________________
                                      Name
at
________________________________________________________________________________
                                     Address

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant certificate, that a new Warrant certificate for the balance of such Warrants be registered in the name of, AND delivered to, the undersigned at the address stated below.

Dated: ________________, 19__

Name of Warrantholder: _________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________


Signature: _____________________________________________________________________


                                   ASSIGNMENT

      For value received _______________________________________________________

hereby sell, assign, and transfer unto _________________________________________

________________________________________________________________________________

Warrants represented by this Warrant certificate, together with all right, title, and interest therein, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

attorney, to transfer this Warrant certificate on the books of the Company, with full power of substitution.


Dated: ________________, 19__             X ____________________________________


                                          X ____________________________________

SIGNATURE GUARANTEED:   NOTICE: The signature to this assignment must correspond
                        with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE.

                        Exhibit D - FBC Debt Obligations

Debt Holder                             Total Debt Amount
-----------                             -----------------

Klaus Siebert & Co. and Klaus
Seibert secured credit card debt        $95,883

John Weyl                               $41,350

John Lockhart                           $11,196

Lockhart Ventures                       $385,208

Nancy Weyl                              $5,650

TIW LLC                                 $22,600

Total                                   $561,887

                        Exhibit E - Preferred Stock Terms

                                  See Attached

                                                                       EXHIBIT E

                  TERMS OF SERIES D CONVERTIBLE PREFERRED STOCK

Issuer:                       EC Power, Inc. (the "Corporation").

Name of Security:             Series D Convertible Preferred Stock ("Series D
                              Stock").

Dividends:                    Dividends will be paid only if and when declared
                              by the Board of Directors and upon liquidation. No dividends may be paid on the common stock of the Corporation (the "Common Stock") at a rate greater than the rate at which dividends are paid on the Series D. Stock (based on the number of shares of Common Stock into which it is convertible on the date the dividend is declared).

Liquidation Preference:       In the event of a liquidation or winding up of the
                              Corporation, the holders of the Series D Stock will be entitled to receive, in preference to the holders of the Common Stock or any other class or series of stock junior to the Series D Stock and pari pasu with the holders of the Corporation's
                              Series A Convertible Preferred Stock ("Series A
                              Stock") and Series B Convertible Preferred Stock
                              ("Series B Stock" and, together with the Series A
                              Stock and the Series D Stock, the "Preferred
                              Stock"), an amount equal to the purchase price per share of Series D Stock. In the event that there is an insufficient amount to pay the full liquidation preference amounts to the holders of the Preferred Stock, the holders of the Preferred
                              Stock will be paid on a pro rata basis in proportion to their respective unpaid liquidation preference amount. After payment of the respective liquidation preferences to the holders of the Preferred Stock, the balance of proceeds will be paid on a pro rata basis to holders of Common
                              Stock. Conversion of the Series D Stock into
                              Common Stock could occur at any time up to the liquidation date.

                              A merger, reorganization or other transaction in which control of the Corporation is transferred will be treated as a liquidation.

Optional Conversion:          The holders shall have the right to convert the
                              Series D Stock, in whole or in part, at any time, into shares of Common Stock, on a one-for-one basis, subject to customary anti-dilution adjustments, as described below.

Automatic Conversion:         Each share of the Series D Stock shall be
                              automatically converted into Common Stock in the event of the closing of a firm-commitment underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in aggregate offering proceeds of not less than Forty Million Dollars ($40,000,000) (a
                              "Qualified Offering").

Anti-Dilution Provisions:     The conversion rate of the Series D Stock will be
                              subject to adjustment for any stock splits, dividends on Common Stock payable in Common Stock or other similar capital structure reorganizations.

Voting Rights:                The holders of the Series D Stock shall vote
                              together with the holders of Common Stock on an as-converted basis.

                Exhibit F - Form of Registration Rights Agreement

                                  See Attached

                          REGISTRATION RIGHTS AGREEMENT

            This EC POWER REGISTRATION RIGHTS AGREEMENT, dated as of November 16, 2004, by and among EC POWER, INC., a Delaware corporation (the "Company"), and the several Holders of securities of the Company executing this Agreement, identified on Schedule I hereto, as amended from time to time.

                               W I T N E S S E T H

            WHEREAS, the Holders are the holders of Company Securities (as such term and other capitalized terms not otherwise defined herein are defined in
Section 1), including those listed on Schedule I hereto; and

            WHEREAS, the Holders and the Company wish to provide for the Holders to have certain rights to have their shares of Common Stock (as defined below) registered under the Securities Act (as defined below), on and subject to the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Certain Definitions.

            As used in this Agreement, the following terms shall have the meanings ascribed to them below:

            "Commission": the Securities and Exchange Commission or any successor agency.

            "Claims" has the meaning set forth in Section 2.8(a).

            "Common Stock": The common stock, $.001 par value per share of the Company.

            "Company Registered Securities" has the meaning set forth in Section 2.2(a).

            "Company Securities": The Common Stock and the Preferred Stock, together with any convertible securities, options or warrants pursuant to which Common Stock or Preferred Stock is issuable, directly or indirectly.

            "Holder" or "Holders": Each Holder identified on Schedule I hereto, any holder of Company Securities who or which hereafter becomes a party to this Agreement, and any Person who shall hereafter acquire Registrable Securities from any Holder and to whom such Holder assigns his or its rights under this Agreement.

            "NASD" means the National Association of Securities Dealers, Inc.

            "Person": any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary, or other capacity.

            "Piggyback Registration" has the meaning set forth in Section 2.3.

            "Preferred Stock": the Series A Convertible Preferred Stock of the Company, par value $.01 per share, the Series B Convertible Preferred Stock of the Company, par value $.01 per share, Series C Convertible Preferred Stock of the Company, par value $.01 per share and Series D Convertible Preferred Stock of the Company, par value $.01 per share.

            "Registrable Securities": shares of Common Stock (i) acquired, issued or issuable upon the (x) exercise of the Warrants or (y) conversion of any Preferred Stock, or (ii) otherwise issued with respect to any such Common Stock or Preferred Stock by way of stock dividend or stock split, in connection with a merger, combination, reorganization or similar transaction; provided, that any shares of Common Stock constituting Registrable Securities shall cease to be such at such time as (A) they are distributed to the public pursuant to a registration statement under the Securities Act or Rule 144 thereunder, (B) they become subject to resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) ("Rule 144"), (C) the holder thereof may sell all such shares held by such Holder in a single 90-day period under Rule 144 because such shares constitute not more than 1.0% of the outstanding shares of Common Stock (provided, in the case of clause (B) and this clause (C), that any shares which cease to be Registrable Securities by operation of such clauses shall again become Registrable Securities if such shares can no longer be sold in a single 90-day period pursuant to Rule 144), or (D) they shall have otherwise been transferred and the new certificate evidencing ownership thereof does not bear a restrictive legend pursuant to the Securities Act and is not subject to a stop transfer order delivered by or on behalf of the Company.

            For all purposes of this Agreement, a "majority in interest" of the Holders or a group thereof shall be determined on the basis of the Registrable Securities held by them, and shall be determined as if all outstanding Company Securities held by the Holders or such group were converted into Common Stock and the preceding paragraph were applied thereto at the time the determination is made.

            "Securities Act": the Securities Act of 1933, as amended.

            "Section 2.1 Sale Number" has the meaning set forth in Section 2.3.

            "Underlying Common": (i) the shares of Common Stock issued or issuable upon conversion of the share or shares of the Preferred Stock held by the Holders and (ii) any capital stock issued or issuable with respect to securities referred to in clause (i) above by any stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or similar transactions. For purposes of this Agreement, any Person that holds shares of Preferred Stock shall be deemed to be the holder of the number of shares of Underlying Common then obtainable upon conversion of the Preferred Stock held by such Person.

            "Warrants" means the Warrants issued to certain of the Holders in connection with the merger by and among the Company, EC Power Acquisition Corp. and FBC Technologies, Inc. and all replacements and subdivisions thereof as may be issued from time to time.

            2. Registration Rights.

            2.1. Piggyback Registrations.

            (a) If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to registrations solely of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or reorganization subject to Form S-4 or any equivalent successor form), pursuant to a registration statement on Form SB-1, Form SB-2, Form S-1, Form S-2 or Form S-3 (or any equivalent successor form), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) the Company shall, subject to Sections 2.1(b), 2.2 and 2.5 hereof, use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof to be registered under the Securities Act (together with the securities which the Company at the time proposes to register), to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered.

            (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (ii) in case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

            (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

            2.2. Allocation of Securities Included in Registration Statement. If any registration pursuant to Section 2.1 (a "Piggyback Registration") involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.1 Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

            (a) subject to clause (b) below, all equity securities that the Company proposes to register for its own account (the "Company Registered Securities"), and

            (b) to the extent that the number of Company Registered Securities is less than the Section 2.1 Sale Number, the remaining equity securities to be included in such registration shall be allocated on a pro rata basis to all Holders of Underlying Common requesting that Registrable Securities be included in such registration.

            2.3. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement on an appropriate registration form of the Commission for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing);

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all Registrable Securities (other than those held by affiliates of the Company) are eligible for sale under Rule 144(k) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement;

            (c) furnish, without charge and upon request, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other applicable securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

            (e) promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any:
(i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

            (f) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 1.1(a) of the Securities Act and Rule 158 thereunder;

            (g) (i) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange;

            (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

            (i) enter into such customary agreements (including, if applicable, an underwriting agreement in accordance with Section 3.1) and take such other actions as the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (j) obtain an opinion from the Company's counsel and, if requested by the underwriter in an underwritten offering, a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to counsel for the Holders participating in the offering, and to furnish upon request to each underwriter, if any, and each such Holder (in the case only of such opinion) a copy of any such opinion and letter addressed to such Holder or underwriter;

            (k) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors or with the Commission or its staff with respect to the registration statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such under after all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (l) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

            (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

            (n) make reasonably available its senior employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

            (o) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities, at least three business days prior to any sale of Registrable Securities; and

            (p) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with this Agreement.

            The Company may require as a condition precedent to the Company's obligations under this Section 2.3 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration; provided, however, that any such information shall be given or made by a seller of Registrable Securities without representation or warranty of any kind whatsoever, except representations with respect to the identity of the seller, such seller's Registrable Securities and such seller's intended method of distribution or any other representations required by applicable law.

            Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.3, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph
(e) of this Section 2.4 and if so directed by the Company will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period set forth in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

            2.4. Registration Expenses. The Company shall, whether or not any registration pursuant to this Agreement becomes effective, pay all customary expenses incident to the Company's performance of or compliance with this
Article 2 (other than underwriting discounts and commissions payable with respect to Registrable Securities sold in the offering), including (i) Commission, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal and accounting duties), (vi) expenses incurred in connection with any road show, (vii) fees and disbursements of counsel for the Company, (viii) with respect to each registration, the fees and disbursements of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities included in such registration (ix) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities. Notwithstanding the foregoing, (A) the provisions of this
Section 2.4 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (B) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and transfer taxes, if any, attributable to such Registrable Securities.

            2.5. Certain Limitations on Registration Rights. If the Company has determined to enter into an underwriting agreement in connection therewith, all Registrable Securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and/or executes all questionnaires and other documents (other than powers of attorney) which must be executed in connection therewith.

            2.6. [Intentionally Deleted]

            2.7. Indemnification.

            (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter in the offering or sale of such securities, each officer, director, employee, stockholder or partner of such underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that (i) the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospects in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein, and (ii) the foregoing indemnity with respect to any untrue statement contained in or omission from such registration statement or the prospectus included therein shall not inure to the benefit of any Holder (or any Person controlling such Holder) from whom the Person asserting any such loss, liability, claim, damage or expense purchased any of the Registrable Securities which are the subject thereof if it is finally judicially determined that such loss, liability, claim, damage or expense resulted solely from the fact that the Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of such registration statement and the prospectus, as amended or supplemented, and (x) the Company shall have previously and timely furnished sufficient copies of such registration statement and prospectus, as amended or supplemented, to such Holder in accordance with this Agreement and (y) such registration statement or prospectus, as so amended or supplemented, would have corrected such untrue statement omission of a material fact. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

            (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2 is being effected (and if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2) any underwriters shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this
Section 2.7) to the extent permitted by law the Company, its officers, directors and employees, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, employees, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter, specifically stating that it is for use in such registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.7(b) and Sections 2.7(c) and
(e) shall be limited to the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

            (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

            (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.7, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.7, except to the extent the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 business days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel reasonably acceptable to the Company for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party and, if the indemnifying party is the Company, such settlement, compromise or judgment is reasonably acceptable to the Company.

            (e) If for any reason the forgoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.7(a), (b) or
(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a suit of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other from such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying partly or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.7(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.7(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this
Section 2.7(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.7(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made pursuant to Sections 2.7(b) and (c).

            (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

            (g) The indemnification and contribution required by this Section
2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

            3. Underwritten Offerings. In the case of a registration pursuant to
Section 2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Holder's Registrable Securities to be included in such registration shall be subject to such underwriting agreements.

            4. General.

            4.1. Notices and Other Communications. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) five calendar days after mailing if mailed, with proper postage, by certified or registered mail, return receipt requested, (c) on the date of receipt if sent by telecopy or e-mail, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telecopy, or (d) one business day after delivered to a nationally recognized overnight courier service marked for overnight delivery, in each case addressed to the Holders at their respective addresses set forth on the stock records of the Company and to the Company at:

                EC Power, Inc.
                41 Watchung Plaza #386
                Montclair, New Jersey 07042

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

            4.2. Amendments. This Agreement may be amended only by written instruments signed by the Company and a majority in interest of the Holders. No waiver of any right or remedy provided for in this Agreement shall be effective unless it is set forth in writing signed by a majority in interest of the Holders. No waiver of any right or remedy granted in one instance shall be deemed to be a continuing waiver under the same or similar circumstances thereafter arising.

            4.3. Miscellaneous.

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto, whether so expressed or not. No Person other than a Holder shall be entitled to any benefits under this Agreement, except as otherwise expressed, provided herein. This Agreement and the rights of the parties hereunder may be assigned by any of the parties hereto to any transferee of Registrable Securities.

            (b) If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and recitations without including any of such which may be hereafter declared invalid, void or unenforceable.

            (c) Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

            (d) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            (e) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the laws of another jurisdiction.

            IN WITNESS WHEREOF, the Company and Holders have caused this Agreement to be executed and delivered as of the date set forth above.

                                                EC POWER, INC.


                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                _______________________________

                                                _______________________________

                                                _______________________________

                                                _______________________________

                                                _______________________________

                                                _______________________________

                                                _______________________________

                                                _______________________________

                                                _______________________________

                                   Schedule I

                 Registrable Securities as of November __, 2004

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     Name of Holder             Common Shares                 Shares of
                                                           Preferred Stock
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